CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                         Strong Capital Management, Inc.
                                October 22, 1999


                                        i


                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated October 22, 1999

                                Table of Contents

I.  INTRODUCTION.........................................................................................1
         A.  Fiduciary Duty..............................................................................1
1.       Place the interests of Advisory Clients first...................................................1
2.       Avoid taking inappropriate advantage of their position..........................................1
3.       Conduct all Personal Securities Transactions in full compliance with this Code including both the preclearance and reporting requirements............................................1
         B.  Appendices to the Code......................................................................1
1.       Definitions  2
2.       Contact Persons.................................................................................2
3.       Disclosure of Personal Holdings in Securities...................................................2
4.       Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney 2
5.       Preclearance Request for Access Persons.........................................................2
6.       Annual Code of Ethics Questionnaire.............................................................2
7.       List of Broad-Based Indices.....................................................................2
8.       Gift Policy  2
9.       Insider Trading Policy..........................................................................2
10.      Electronic Trading Authorization Form...........................................................2
11.      Social Security Number/Tax Identification Form..................................................2
         C.  Application of the Code to Independent Fund Directors.......................................2
D.       Application of the Code to Funds Subadvised by SCM..............................................2

II.  PERSONAL SECURITIES TRANSACTIONS....................................................................2
         A.  Annual Disclosure of Personal Holdings by Access Persons....................................2
         B.  Preclearance Requirements for Access Persons................................................3
1.       General Requirement.............................................................................3
2........Transactions Exempt from Preclearance Requirements..............................................3
a. ......Mutual Funds------3
b. ------No Knowledge------3
c. ------Certain Corporate Actions.......................................................................3
d. ------Rights------------3
e. ------Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indices......3
f. ------Miscellaneous-----4


                                           Table of Contents (continued)


         C.  Preclearance Requests.......................................................................4
1.       Trade Authorization Request Forms...............................................................4
2. ......Review of Form..................................................................................4
3. ......Access Person Designees.........................................................................4
         D.  Prohibited Transactions.....................................................................5
                  1.  Prohibited Securities Transactions.................................................5
a........Initial Public Offerings........................................................................5
b........Pending Buy or Sell Orders......................................................................5
c........Seven Day Blackout    5
d........Intention to Buy or Sell for Advisory Client....................................................6
e........60-Day Blackout...6
                  2.  Always Prohibited Securities Transactions..........................................6
a........Inside Information    6
b........Market Manipulation   6
c........Large Positions in Registered Investment Companies..............................................6
d........Others............6
                  3.  Private Placements.................................................................6
                  4.  No Explanation Required for Refusals...............................................7
         E.  Execution of Personal Securities Transactions...............................................7
         F.  Length of Trade Authorization Approval......................................................7
         G.  Trade Reporting Requirements................................................................7
1........Reporting Requirement...........................................................................7
2........Disclaimers  8
3........Quarterly Review................................................................................8
4........Availability of Reports.........................................................................8

III.  FIDUCIARY DUTIES...................................................................................9
         A.  Confidentiality.............................................................................9
         B.  Gifts.......................................................................................9
1........Accepting Gifts...9
2.       Solicitation of Gifts...........................................................................9
3.       Giving Gifts 9
         C.  Payments to Advisory Clients................................................................9
         D.  Corporate Opportunities.....................................................................9
         E.  Undue Influence............................................................................10
         F.  Service as a Director......................................................................10
G. ......Involvement in Criminal Matters or Investment-Related Civil Proceedings........................10


                                           Table of Contents (continued)


IV.  COMPLIANCE WITH THIS CODE OF ETHICS................................................................10
         A.  Code of Ethics Review Committee............................................................10
1........Membership, Voting, and Quorum.................................................................10
2........Investigating Violations of the Code...........................................................10
3........Annual Reports.................................................................................11
         B.  Remedies...................................................................................11
1.       Sanctions    11
2........Sole Authority.................................................................................11
3........Review...11
         C.  Exceptions to the Code.....................................................................12
D. ......Compliance Certification.......................................................................12
E. ......Record Retention...............................................................................12
1........Code of Ethics.................................................................................12
2........Violations   12
3........Required Reports...............................................................................12
4........Access Person List.............................................................................12
         F.  Inquiries Regarding the Code...............................................................12



                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated October 22, 1999

                               Table of Appendices


  Appendix 1    (Definitions)...........................................................................13
  Appendix 2    (Contact Persons).......................................................................16
  Appendix 3    (Disclosure of Personal Holdings in Securities).........................................17
  Appendix 4    (Acknowledgment of Receipt of Code of Ethics and
                     Limited Power of Attorney).........................................................18
  Appendix 5    (Preclearance Request for Access Persons)...............................................19
  Appendix 6    (Annual Code of Ethics Questionnaire)...................................................20
  Appendix 7    (List of Broad-Based Indices)...........................................................23
  Appendix 8    (Gift Policy)...........................................................................24
  Appendix 9    (Insider Trading Policy)................................................................26
  Appendix 10  (Electronic Trading Authorization Form) .................................................30
  Appendix 11  (Social Security Number/Tax Identification Form) ........................................31


                                 CODE OF ETHICS

                              For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                           and Flint Prairie, L. L. C.
                             Dated October 22, 1999

I.   INTRODUCTION1

     A.Fiduciary Duty. This Code of Ethics is based upon the principle that directors, officers and associates of Strong Capital Management, Inc. ("SCM"), Strong Investments, Inc. ("the Distributor"), the Strong Family of Mutual Funds ("the Strong Funds") and Flint Prairie, L. L. C. ("Flint Prairie") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Advisory Clients of SCM.

     As fiduciaries, Access Persons must at all times:

          1. Place the interests of Advisory Clients first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Advisory Clients of SCM. An Access Person may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit rather than for the benefit of the Advisory Client. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose of increasing the price of that Security.

          2. Avoid taking inappropriate advantage of their position. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Strong Funds, SCM, the Distributor, Flint Prairie or their clients could call into question the exercise of an Access Person's independent judgment. Access persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

          3. Conduct all Personal Securities Transactions in full compliance with this Code including both the preclearance and reporting requirements. Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that may indicate an abuse of fiduciary duties.

     B........Appendices  to the Code.  The appendices to this Code are attached hereto, are a part of the Code and include the following:

               1.   Definitions--capitalized   words  as  defined  in  the  Code
          (Appendix 1),

               2. Contact Persons, including the Preclearance Officer designees and the Code of Ethics Review Committee (Appendix 2),

               3. Disclosure of Personal Holdings in Securities (Appendix 3),

               4. Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney (Appendix 4),

               5. Preclearance Request for Access Persons (Appendix 5),

               6. Annual Code of Ethics Questionnaire (Appendix 6),

               7. List of Broad-Based Indices (Appendix 7),

               8. Gift Policy (Appendix 8),

               9.Insider Trading Policy (Appendix 9)

               10. Electronic Trading Authorization Form (Appendix 10), and

               11.Social Security Number/Tax Identification Form (Appendix 11).


          C.Application of the Code to Independent Fund Directors. This Code applies to Independent Fund Directors and requires Independent Fund Directors and their Immediate Families to report Securities Transactions to the Compliance Department in accordance with the trade reporting requirements (Section II.G.). However, provisions of the Code relating to the disclosure of personal holdings (Section II.A.), preclearance of trades (Section II.B.), prohibited transactions (II.D.1.), large positions in registered investment companies (Section II.D.2.c.), private placements (Section II.D.3.), restrictions on serving as a director of a publicly-traded company (Section III.F.) and receipt of gifts (Section III.B.) do not apply to Independent Fund Directors.

          D........Application of the Code to Funds Subadvised by SCM. This Code
     does not apply to the directors, officers and general partners of Funds for which SCM serves as a subadviser.


                      II. PERSONAL SECURITIES TRANSACTIONS

     A........Annual  Disclosure of Personal  Holdings by Access  Persons.  Upon
designation as an Access Person, and thereafter on an annual basis, all Access Persons must report on the Disclosure of Personal Holdings In Securities Form (Appendix 3) (or a substantially similar form) all Securities, including securities held in certificate form, in which they have a Beneficial Interest and all Securities in non-client accounts for which they make investment decisions (previously reported holdings, as well as those specifically excluded from the definition of Security, need not be reported). This provision does not apply to Independent Fund Directors.

     B........Preclearance Requirements for Access Persons.

          1.  General  Requirement.  Except  for the  transactions  set forth in
     Section II.B.2., all Securities Transactions in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be precleared with the Preclearance Officer or his designee. This provision does not apply to transactions of Independent Fund Directors and their Immediate Families.

          2. Transactions Exempt from Preclearance Requirements. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

               a. Mutual Funds. Securities issued by any registered open-end investment companies (including but not limited to the Strong Funds);

               b. No Knowledge. Securities Transactions where neither SCM, the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. Certain Corporate Actions. Any acquisition or disposition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities. Odd-lot tender offers are also exempt from the preclearance requirements; however, all other tender offers must be precleared;

               d. Rights.  Any acquisition or disposition of Securities  through
          the  exercise  of  rights,   options,   convertible   bonds  or  other
          instruments acquired in compliance with this Code;

               e. Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based are not subject to preclearance or the seven day black out, 60-day profit disgorgement and other prohibited transaction provisions of Section II.D.1. of the Code but are subject to transaction reporting requirements (Section II.G.). The options on indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Appendix 7.

          The options on indices that are not designated as broad-based are subject to the preclearance, seven-day blackout, 60-day profit disgorgement, prohibited transaction and reporting provisions of the Code.

               f. Miscellaneous. Any transaction in the following: (1) bankers acceptances; (2) bank certificates of deposit ("CDs"); (3) commercial paper; (4) repurchase agreements (when backed by exempt securities);
          (5) U.S. Government Securities; (6) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agent;
          (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan; and (8) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the grounds that the risk of abuse is minimal or non-existent.

     C. Preclearance Requests.

          1. Trade Authorization Request Forms. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete, in writing, a Preclearance Request For Access Persons Form (Appendix 5) and submit the completed form to the Preclearance Officer (or his or her designee). The Preclearance Request For Access Persons Form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Preclearance Officer that require preclearance must be submitted to his designee.

          2. Review of Form. After receiving the completed Preclearance Request For Access Persons Form, the Preclearance Officer (or his or her designee) will (a) review the information set forth in the form, (b) independently confirm whether the Securities are held by any Funds or other accounts managed by SCM and whether there are any unexecuted orders to purchase or sell the Securities by any Fund or accounts managed by SCM and (c) as soon as reasonably practicable, determine whether to clear the proposed Securities Transaction. The authorization, date, and time of the authorization must be reflected on the Preclearance Request For Access Persons Form. The Preclearance Officer (or his or her designee) will keep one copy of the completed form for the Compliance Department, send one copy to the Access Person seeking authorization and send the third copy to the Trading Department, which will cause the transaction to be executed. If the brokerage account is an Electronic Trading Account and the Access Person has completed the Electronic Trading Authorization Form (Appendix 10), the Access Person will execute the transaction on his or her own behalf and will provide Compliance with a copy of the electronic confirmation by the end of the next business day.

     No order for a securities transaction for which preclearance authorization is sought may be placed prior to the receipt of written authorization of the transaction by the preclearance officer (or his or her designee). Verbal approvals are not permitted.

          3. Access Person Designees. If an Access Person is unable to personally effect a personal Securities Transaction, such Access Person may designate an individual at SCM to complete and submit for preclearance on his or her behalf a Preclearance Request For Access Persons Form provided the following requirements are satisfied:

               a. The Access Person communicates the details of the trade and affirms the accuracy of the representations and warranties contained on the Form directly to such designated person; and

               b. The designated person completes the Preclearance Request For Access Persons Form on behalf of the Access Person in accordance with the requirements of the Code and then executes the Access Person Designee Certification contained in the Form. The Access Person does not need to sign the Form so long as the foregoing certification is provided.

     D. Prohibited Transactions.

          1. Prohibited Securities Transactions. The following Securities Transactions for accounts in which an Access Person or a member of his or her Immediate Family have a Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the Preclearance Officer (or his or her designee) absent exceptional circumstances:

               a. Initial Public Offerings. Any purchase of Securities in an initial public offering (other than a new offering of a registered open-end investment company);

               b. Pending Buy or Sell Orders. Any purchase or sale of Securities on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn, unless the purchase or sale is a Program Trade;

               c. Seven Day Blackout. Purchases or sales of Securities by a Portfolio Manager within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by that Portfolio Manager, unless the purchase or sale is a Program Trade. For example, if a Fund trades in a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a beneficial interest;

               d. Intention to Buy or Sell for Advisory Client. Purchases or sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client, unless the purchase or sale is a Program Trade; and

               e. 60-Day Blackout. (1) Sales of a Security within 60 days of the purchase of the Security (or an Equivalent Security) in which the Access Person has a Beneficial Interest and (2) purchases of a Security within 60 days of the sale of the Security (or an Equivalent Security) in which the Access Person had a Beneficial Interest, unless in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization as specified by remedies involving sanctions (Section IV.B.1.).

          2. Always Prohibited Securities Transactions. The following Securities
     Transactions   are  prohibited  and  will  not  be  authorized   under  any
     circumstances:

               a. Inside Information. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security (see Insider Trading Policy, Appendix 9);

               b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. Large Positions in Registered Investment Companies. Transactions in a registered investment company, including Strong Funds, which result in the Access Person owning five percent or more of any class of securities in such investment company (this prohibition does not apply to Independent Fund Directors); and

               d. Others. Any other transactions deemed by the Preclearance Officer (or his designee) to involve a conflict of interest, possible diversion of corporate opportunity or an appearance of impropriety.

          3. Private Placements. Acquisitions of Beneficial Interests in Securities in a private placement by an Access Person is strongly discouraged. The Preclearance Officer (or his or her designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities in a private placement are required to disclose that investment to the Compliance Department when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client. In such circumstances, the decision to purchase securities of the issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer. This provision does not apply to Independent Fund Directors.

          4. No Explanation Required for Refusals. In some cases, the Preclearance Officer (or his or her designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Preclearance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     E. Execution of Personal Securities Transactions. Unless an exception is provided in writing by the Compliance Department, all transactions in Securities subject to the preclearance requirements for which an Access Person or a member of his or her Immediate Family has a Beneficial Interest shall be executed by the Trading Department. However, if the Access Person's brokerage account is an Electronic Trading Account, the transaction may be placed by the Access Person. IN ALL INSTANCES, THE TRADING DEPARTMENT MUST GIVE PRIORITY TO CLIENT TRADES OVER ACCESS PERSON TRADES.

F. Length of Trade Authorization Approval. The authorization provided by the Preclearance Officer (or his or her designee) is effective until the earlier of
(1) its revocation; (2) the close of business on the second trading day after the authorization is granted for transactions placed by the Trading Department (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday); (3) the close of business of the same trading day that the authorization is granted for transactions placed through an Electronic Trading Account; or (4) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. For Securities Transactions placed by the Trading Department that have not been executed within two trading days after the day the authorization is granted (for example, in the case of a limit order or a Not Held Order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way.

     G. Trade Reporting Requirements.

          1. Reporting Requirement. Every Access Person and members of his or her Immediate Family (including Independent Fund Directors and their Immediate Families) must arrange for the Compliance Department to receive directly from any broker, dealer or bank that effects any Securities
     Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. Additionally, securities held in certificate form that are not included in the periodic statements, must also be reported. To assist in making these arrangements, the Compliance Department will send a letter to each brokerage firm based on the information provided by the Access Person in Appendix 3.

     The foregoing does not apply to transactions and holdings in (1) open-end investment companies including but not limited to the Strong Funds, (2) bankers acceptances, (3) bank certificates of deposit ("CDs"), (4) commercial paper, (5) repurchase agreements when backed by exempt securities, (6) U. S. Government Securities, (7) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agent; or (8) securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan.

          2. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          3. Quarterly Review. At least quarterly, for Securities Transactions requiring preclearance under this Code, the Preclearance Officer (or his or her designee) shall compare the confirmations and periodic statements provided pursuant to the trade reporting requirements (Section II.G.1.) to the approved Trade Authorization Request Forms. Such review shall include:

               a. Whether the Securities Transaction complied with this Code;

               b. Whether the Securities Transaction was authorized in advance of its placement;

               c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

               d. Whether any Fund or accounts managed by SCM owned the Securities at the time of the Securities Transaction, and;

               e. Whether any Fund or separate accounts managed by SCM purchased or sold the Securities in the Securities Transaction within at least 10 days of the Securities Transaction.

          4. Availability of Reports. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SCM and SFDI; the Board of Directors of each Strong Fund; the Code of Ethics Review Committee; the Compliance Department; the Access Person's department manager (or designee); any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SCM, the Distributor or Flint Prairie is a member, and any state securities commission; as well as any attorney or agent of the foregoing, the Strong Funds, SCM, the Distributor or Flint Prairie.

                              III. FIDUCIARY DUTIES

     A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

     B. Gifts. The following provisions on gifts apply only to associates of SCM, the Distributor and Flint Prairie.

          1. Accepting Gifts. On occasion, because of their position with SCM, the Distributor, the Strong Funds or Flint Prairie, associates may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of SCM, the Distributor, the Strong Funds and Flint Prairie. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (e.g., sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy (Appendix 8) for additional information.

          If an associate receives any gift that might be prohibited under this Code, the associate must inform the Compliance Department.

          2. Solicitation of Gifts. Associates of SCM, the Distributor or Flint Prairie may not solicit gifts or gratuities.

          3. Giving Gifts. Associates of SCM, the Distributor or Flint Prairie may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media or clients of the firm. Please see the Gift Policy (Appendix 9) for additional information.

     C. Payments to Advisory Clients. Access Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the Legal Department.

     D. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client, SCM, the Distributor or Flint Prairie. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.

     E. Undue Influence. Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client, any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family) or the appearance of impropriety. If the Access Person in question is a person with authority to make investment decisions for the Advisory Client, disclosure must also be made to the Compliance Department. The person to whom the Access Person reports the interest, in consultation with the Compliance Department, must determine whether the Access Person will be restricted in making investment decisions.

     F. Service as a Director. No Access Person, other than an Independent Fund Director, may serve on the board of directors of a publicly-held company not affiliated with SCM, the Distributor, the Strong Funds or Flint Prairie absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated through "Chinese Wall" or other procedures from those making investment decisions related to the issuer on whose board the Access Person sits.

     G. Involvement in Criminal Matters or Investment-Related Civil Proceedings. Each Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any Investment-Related civil proceedings or any administrative or disciplinary action.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

     A. Code of Ethics Review Committee.

     1. Membership, Voting, and Quorum. The Code of Ethics Review Committee shall consist of Senior Officers of SCM. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled; and in the case of extended absences or periods of unavailability, alternates may be selected by the majority vote of the remaining members of the Committee.
However, in the event that the General Counsel or Deputy General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

     2. Investigating Violations of the Code. The General Counsel, or his or her designee, is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an associate of SCM, the Distributor or Flint Prairie for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds at the next regularly scheduled quarterly Board meeting.

     3. Annual Reports. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code and will prepare an annual report to the Boards of Directors of SCM, the Distributor and each Strong Fund that:

          a. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

          b. Identifies any violation requiring significant remedial action during the past year; and

          c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     B. Remedies.

          1. Sanctions. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral and termination of employment for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization. No member of the Code of Ethics Review Committee may review his or her own transaction.

          2. Sole Authority. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3. Review. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SCM and/or the Distributor (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SCM, the Distributor and the Strong Funds may modify such sanctions as they deem appropriate. Such Boards may have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

     C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of SCM may grant exceptions to the requirements of the Code on a case-by-case basis if he finds that the proposed conduct involves negligible opportunity for abuse. All Material exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to the Boards of Directors of the SCM Funds at their next regularly scheduled meeting after the exception is granted. Refer to Appendix 1 for the definition of "Material."

     D. Compliance Certification. At least annually, all Access Persons will be required to certify on the Annual Code of Ethics Questionnaire set forth in Appendix 6, or on a document substantially in the form of Appendix 6, that they have complied with the Code in all respects.

     E. Record Retention. SCM will, at its principal place of business, maintain the following records in an easily accessible place, for at least six years and will make records available to the SEC or any representative thereof at any time:

          1. Code of Ethics. A copy of the Code of Ethics which is, or at any time has been, in effect.

          2. Violations. A record of any violation of such Code of Ethics and any action taken as a result of such violation.

          3. Required Reports. A copy of each report made by an Access Person pursuant to the Code of Ethics shall include records of the procedures followed in connection with the preclearance and reporting requirements of this Code and information relied on by the Preclearance Officer in authorizing the Securities Transaction and in making the post-Securities Transaction determination.

          4. Access Person List. A list of all persons who are, or have been, required to make reports pursuant to the Code of Ethics.

     F. Inquiries Regarding the Code. The Compliance Department will answer any questions about this Code or any other compliance-related matters.

                                                                      Appendix 1


                                   DEFINITIONS

     "Access Person" means (1) every director, officer, and general partner of SCM, the Distributor, the Strong Funds and Flint Prairie; (2) every associate of SCM, the Distributor and Flint Prairie who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client's account; (3) every associate of SCM, the Distributor and Flint Prairie who is involved in making purchase or sale recommendations for an Advisory Client's account; (4) every associate of SCM, the Distributor and Flint Prairie who obtains information concerning such recommendations prior to their dissemination; and (5) such agents of SCM, the Distributor, the Funds or Flint Prairie as the Compliance Department shall designate who may be deemed an Access Person if they were an associate of the foregoing. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e)(1) promulgated under the Investment Company Act of 1940.

     "Advisory Client" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

     "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "Code" means this Code of Ethics.

     "Compliance Department" means the designated persons listed on Appendix 2, as such Appendix shall be amended from time to time.

     "The Distributor" means Strong Investments, Inc.

     "Electronic Trading Account" means a brokerage account held by an Access Person where Securities Transactions are placed either electronically via the Internet or the telephone. All such Securities Transactions must be precleared by the Compliance Department.

     "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security that is convertible into the equity Security of the issuer. Examples include options but are not limited to rights, stock appreciation rights, warrants and convertible bonds.

     "Fund" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof) for which SCM serves as an adviser or subadviser.

     "Immediate  Family" of an Access Person means any of the following  persons who reside in the same household as the Access Person:
                  child                         grandparent                     son-in-law
                  stepchild                     spouse                          daughter-in-law
                  grandchild                    sibling                         brother-in-law
                  parent                        mother-in-law                   sister-in-law
                  stepparent                    father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Independent Fund Director" means an independent director of an investment company for which SCM serves as the advisor.

     "Legal Department" means the SCM Legal/Compliance Department.

     "Material" for purposes of this reporting requirement, shall mean the following:

1. Number of Shares - Any transaction for more than 1,000 shares shall be deemed material and subject to reporting. Whether a transaction of 1,000 shares or less is material shall be determined on a case-by-case basis; in particular, the less liquid a security is, the lower the threshold that should be used for the materiality determination.

2. Dollar Value of Transaction - Any transaction with a dollar value in excess of $25,000 shall be deemed material and subject to reporting. Whether a transaction of $25,000 or less is material shall be determined on a case-by-case basis.

3. Number of Transactions in a Year - The General Counsel may grant no more than two exceptions per associate per year that are not subject to reporting. For example, if the General Counsel has granted two exceptions to an associate, any exception granted thereafter shall be deemed material and subject to reporting (irrespective of the number of shares or other circumstances of the transaction).

4. Consultation with Independent Counsel - In any case where the General Counsel believes there is an issue of whether a proposed exception is material and subject to reporting, he shall consult with counsel to the independent directors for the Strong Funds. "Not Held Order" means an order placed with a broker and ultimately executed at the discretion of the broker.

     "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of an Advisory Client.

     "Preclearance Officer" means the person designated as the Preclearance Officer in Appendix 2 hereof.

     "Program Trade" is where a Portfolio Manager directs a trader to do trades in either an index-type account or portion of account or, at a minimum, 25-30% of the Securities in a non-index account. Program Trades for non-index type accounts generally arise in any of three situations: (1) cash or other assets are being added to an account and the Portfolio Manager instructs the trader that new securities are to be bought in a manner that maintains the account's existing allocations; (2) cash is being withdrawn from an account and the Portfolio Manager instructs the trader that securities are to be sold in a manner that maintains the account's current securities allocations; and (3) a new account is established and the Portfolio Manager instructs the trader to buy specific securities in the same allocation percentages as are held by other client accounts.

     "SEC" means the Securities and Exchange Commission.

     "Security" includes stock; notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments); limited partnership interests; investment contracts; all derivative instruments of the foregoing, such as options and warrants; and other items mentioned in Section 2(a)(36) of the 1940 Act, not specifically exempted by Rule 17j-1. Items excluded from the definition of "Security" by Rule 17j-1 are U. S. Government Securities, bankers acceptances, bank certificates of deposit, commercial paper and shares of open-end investment companies. In addition, security does not include futures, commodities, currencies or options on the aforementioned, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "Securities Transaction" means a purchase or sale of Securities in which an Access Person or a members of his or her Immediate Family has or acquires a Beneficial Interest.

     "SCM" means Strong Capital Management, Inc.

     "Strong Funds" means the investment companies comprising the Strong Family of Mutual Funds.

     "U. S. Government Security" means any security issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.


                                                                      Appendix 2

                                 CONTACT PERSONS

Preclearance Officer

1. Stephen J. Shenkenberg, Deputy General Counsel and Chief Compliance Officer of SCM

Designees of Preclearance Officer

1.            Thomas A. Hooker
2.            Linda E. Meints
3.            John S. Weitzer
4.            Kelly M. Zeroth

Compliance Department

1.            Stephen J. Shenkenberg
2.            Thomas A. Hooker
3.            Kathleen A. Flanagan
4.            Linda E. Meints
5.            Kelly M. Zeroth

Code of Ethics Review Committee

1. Stephen J. Shenkenberg, Deputy General Counsel and Chief Compliance Officer of SCM

2.   Thomas A. Hooker, Director of Compliance



                                                        18
                                                                      Appendix 3


                         PERSONAL HOLDINGS IN SECURITIES

     In accordance  with Section II.A. of the Code of Ethics,  please  provide a list  of all  Securities  (other  than  those  specifically  excluded  from  the definition of Security),  including  physical  certificates  held, in which each
Access  Person has a  Beneficial  Interest,  including  those in accounts of the
Immediate Family of the Access Person and all Securities in non-client  accounts for which the Access Person makes investment decisions.
(1)      Name of Access Person:                               _____________________________________________________

(2)      If different than (1), name of the person
         in whose name the account is held:                   _____________________________________________________

(3)      Relationship of (2) to (1):                          _____________________________________________________

(4)      Broker at which Account is maintained:               _____________________________________________________

(5)      Account Number:                                      _____________________________________________________

(6)      Contact person at Broker and phone number            _____________________________________________________

(7)      For each account,  attach the most recent account  statement  listing  Securities in that account.  If the
         Access  Person  owns  Beneficial  Interests  in  Securities  that are not  listed in an  attached  account statement, or holds the physical certificate, list them below:

              Name of Security              Quantity              Value                 Custodian

1.   ______________________________________________________________________________________________________________

2.   ______________________________________________________________________________________________________________

3.   ______________________________________________________________________________________________________________

4.   ______________________________________________________________________________________________________________

5.   ______________________________________________________________________________________________________________

6.   ______________________________________________________________________________________________________________


                      (Attach separate sheet if necessary.)

     I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

                                                              _____________________________________________________
                                                              Access Person Signature

Dated:     __________________________________________         _____________________________________________________
                                                              Print Name


                                                                      Appendix 4

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                          AND LIMITED POWER OF ATTORNEY


I acknowledge that I have received the Code of Ethics dated October 22, 1999, and represent that:

     1. In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.*

     2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B. 2. of the Code of Ethics.*

     3. In accordance with Section II.G.1. of the Code of Ethics, I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under
Section II.G.1. of the Code of Ethics.

     4. I will comply with the Code of Ethics in all other respects.

     5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.*

     I hereby appoint Strong Capital Management, Inc. as my attorney-in-fact for the purpose of placing orders for and on my behalf to buy, sell, tender, exchange, convert, and otherwise effectuate transactions in any and all stocks, bonds, options, and other securities. I agree that Strong Capital Management, Inc. shall not be liable for the consequences of any errors made by the executing brokers in connection with such transactions.*


                                                              _____________________________________________________
                                                              Access Person Signature


                                                              _____________________________________________________
                                                              Print Name
Dated:        ____________________________________________

     * Representations (1), (2) and (5) and the Limited Power of Attorney do not apply to Independent Fund Directors.
                                                        31


                                                                      Appendix 5
Ctrl. No:_________________________                               Associate   ID
#_______________________________

                         STRONG CAPITAL MANAGEMENT, INC.
                     PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.   Name of Access Person (and trading entity, if different):    _________________________________________________________________

2.   Name and symbol of Security:                                 _________________________________________________________________

3.   Maximum quantity to be purchased or sold:                    _________________________________________________________________

4.   Name, account # & phone # of broker to effect transaction:   _________________________________________________________________

5.   Check if applicable:           Purchase         ____              Market Order     ____
                                    Sale             ____              Limit Order      ____     (Limit Order
Price: ___________)
                                                                       Not Held Order   ____

6.   In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.
     (b) To my knowledge:
         (1)  The Securities or "equivalent"  securities  (i.e.,  securities issued by the same issuer) [ are / are not ] (circle one) held by any investment companies or other accounts managed by SCM;
         (2)  There are no outstanding  purchase or sell orders for this Security (or any  equivalent  security) by any investment companies or other accounts managed by SCM; and
         (3)  None of the  Securities  (or equivalent  securities)  are actively  being  considered for purchase or sale by any investment companies or other accounts managed by SCM.
      (c)The Securities are not being acquired in an initial public offering.
      (d)The  Securities  are not being  acquired in a private  placement or, if they are, I have reviewed  Section
         II.D.3. of the Code and have attached hereto a written explanation of such transaction.
      (e)If I am a  Portfolio  Manager,  none of the  accounts  I manage  purchased  or sold these  Securities  (or equivalent  securities)  within the past seven calendar days and I do not expect any such client  accounts to  purchase  or sell these  Securities  (or  equivalent  securities)  within  seven  calendar  days of my purchase or sale.
      (f)If I am  purchasing  these  Securities,  I have not  directly  or  indirectly  (through  any  member of my
         Immediate  Family,  any account in which I have a Beneficial  Interest or otherwise) sold these Securities
         (or equivalent securities) in the prior 60 days.
      (g)If I am selling these  Securities,  I have not directly or indirectly  (through any member of my Immediate
         Family,  any account in which I have a Beneficial  Interest or otherwise)  purchased these  Securities (or equivalent securities) in the prior 60 days.
      (h)I have read the SCM Code of Ethics  within the prior 12 months and believe that the  proposed  trade fully complies with the requirements of the Code.

______________________________________________________________         _____________________________________________________________
Access Person                                                          Print Name

                                      CERTIFICATION OF ACCESS PERSON DESIGNEE

     The  undersigned  hereby  certifies  that the above Access Person (a) directly  instructed me to complete this form on his or her behalf,  (b) to the best of my knowledge,  was out of the office at the time of such instruction and has not returned,  and (c) confirmed to me that the representations  and warranties  contained in this form are accurate.

______________________________________________________________         _____________________________________________________________
Access Person Designee                                                 Print Name

                                                   AUTHORIZATION

Authorized By:________________________________________________    Date:___________________
Time:_____________________________

                                                     PLACEMENT

Trader:_________________________  Date:________________  Time:__________________ Qty:_________________

                                                     EXECUTION

Trader:_________________________  Date:________________  Time:__________________ Qty:_________________
Price:_______________

      (Original copy to Compliance Department, Yellow copy to Trading Department, Pink copy to Access Person)
         _________                  ________                  __________________
                                                                                                       revised 7/98


Confidential______                  ________                  __________________                 Appendix 6

ANNUAL CODE OF ETHICS QUESTIONNAIRE1
                                               For Access Persons of
                                        The Strong Family of Mutual Funds,
                                         Strong Capital Management, Inc.,
                                             Strong Investments, Inc.
                                            and Flint Prairie, L. L. C.

                                                September 14, 1999

Associate:  ____________________________(please print name)

 I.  Introduction

     Access  Persons2 are  required to answer the  following  questions  for the year  September  1, 1998,  through
     August 31,  1999.  Answers of "No" to any of the  questions  in Sections II and III must be  explained  on the
     "Attachment" on page 3. Upon completion,  please sign and return the questionnaire by Monday,  September 20th, to Kelly Zeroth in the Compliance  Department.  All information  provided is kept  confidential to the maximum extent possible.  If you have any questions, please contact Kelly at extension 3549.


II.  Annual certification of compliance with the Code of Ethics

     A.  Have you obtained  preclearance  for all  Securities3  Transactions in which you have, or a member of your
         Immediate Family has, a Beneficial  Interest,  except for transactions  exempt from preclearance under the
         Code of Ethics?  (Circle "Yes" if there have been no Securities Transactions.)

         Yes               No       ________(circle one)


     B.  Have you reported all  Securities  Transactions  in which you have, or a member of your  Immediate  Family has, a  Beneficial  Interest,  except for  transactions  exempt from  reporting  under the Code of Ethics?
         (Reporting  requirements  include arranging for the Compliance  Department to receive,  directly from your broker,  duplicate transaction  confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial  Interest,  as well as reporting securities held in certificate form4.  Circle "Yes" if there are no reportable transactions.)

         Yes               No               (circle one)


     C. Do you understand  that you are  prohibited  from owning five percent or more of any class of security of a registered investment company, and have you so complied?

         Yes               No       ________(circle one)



     D.  Have you notified the  Compliance  Department  if you have been  arrested,  arraigned,  indicted,  or have plead no contest to any criminal  offense,  or been named as a defendant in any  Investment-Related  civil proceedings,  or  administrative  or  disciplinary  action?  (Circle "Yes" if you have not been  arrested, arraigned, etc.)

         Yes               No               (circle one)
     E.  Have you complied with the Code of Ethics in all other respects, including the gift policy?

         Yes               No               (circle one)
         List on the Attachment all reportable gifts5 given or received  for the year  September  1, 1998,  through
         August 31, 1999, noting the month, "counterparty," gift description, and estimated value.


III. Have you complied in all respects with the Insider Trading Policy dated January 1, 1999?

         Yes               No       ________(circle one)

Answers of "No" to any of the questions in Sections II and III must be explained on the "Attachment" on page 3.


IV.  Disclosure of directorships statement

     A.  Are you,  or is any  member of your  Immediate  Family,  a  director  of any  for-profit,  privately  held companies6? (If "Yes,"  please  list on the  Attachment  each  company  for which you are,  or a member of your Immediate Family is, a director.)

         Yes               No               (circle one)

     B.  If the response to IV.A. is "Yes," do you have  knowledge  that any of the companies for which you are, or a member  of your  Immediate  Family  is, a  director  will go public or be  acquired  within  the next 12 months?  (If the  answer  is  "Yes,"  please be  prepared  to  discuss  this  matter  with a member of the
         Compliance Department in the near future.)

         Yes               No               (circle one)


I hereby  represent  that,  to the  best of my  knowledge,  the  foregoing  responses  are  true  and  complete.  I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.

___________________________________________
Access Person Signature

_____________________________________________________         ___________________________________________
Print Name                                                    Date



                                                   ATTACHMENT TO
                                        ANNUAL CODE OF ETHICS QUESTIONNAIRE


Please explain all "No" responses to questions in Sections II and III:

____________________________________________________________________________________________________________________________________
Please list each company for which you are, or a member or your Immediate Family is, a director (Section IV):

____________________________________________________________________________________________________________________________________

================================= ============================== =============================== ==============================
          Month                   Gift Giver / Receiver          Gift Description                Estimated Value
================================= ============================== =============================== ==============================
1. ___________________________________________________________________________________________________
2. ___________________________________________________________________________________________________
3. ___________________________________________________________________________________________________
4. ___________________________________________________________________________________________________
5. ___________________________________________________________________________________________________
6. ___________________________________________________________________________________________________
7. ___________________________________________________________________________________________________
8. ___________________________________________________________________________________________________
9. ___________________________________________________________________________________________________
10. __________________________________________________________________________________________________
                                      (Continue on an additional sheet if necessary.)


                                                                                                         Appendix 7




                                            LIST OF BROAD-BASED INDICES


Listed below are the broad-based  indices as designated by the Compliance  Department.  See Section  II.B.2.e.  for
additional information.

  ----------------------------------------------------------- ----------------------------- ------------------------
  DESCRIPTION OF OPTION                                       SYMBOL                        EXCHANGE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Computer Technology                                         XCI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Eurotop 100                                                 ERT                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- -----------------------------  ----------------------
  Biotechnology Index                                         BTK                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Gold / Silver Index *                                       AUX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Hong Kong Option Index                                      HKO                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Inter@ctive Wk. Internet Index                              INX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Japan Index                                                 JPN                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Major Market Index *                                        XMI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Morgan Stanley High Tech Index                              MSH                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  NASDAQ-100                                                  NDX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
   -------------------------------------------------------- ----------------------------- ------------------------
  Oil Service Sector Index                                    OSX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Pacific High Tech Index                                     XPI                           PSE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Russell 2000 *                                              RUT                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Semiconductor Sector                                        SOX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 100 *                                                 OEX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 400 Midcap Index *                                    MID                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 500 *                                                 SPX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Technology Index                                            TXX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Value Line Index *                                          VLE                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Wilshire Small Cap Index                                    WSX                           PSE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  * Includes LEAPs
  ----------------------------------------------------------- ----------------------------- ------------------------


                                                                                                         Appendix 8

                                                    GIFT POLICY

         The gift policy of Strong Capital Management,  Inc., Strong Investments,  Inc. and Flint Prairie, L. L. C.
covers both giving gifts to and accepting gifts from clients,  brokers,  persons with whom we do business or others
(collectively,  "vendors").  It is based on the  applicable  requirements  of the  Rules  of Fair  Practice  of the
National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

         Under our policy,  associates  may not give gifts to or accept  gifts from  vendors with a value in excess of $100 per person per year and must report to the firm annually if they accept  certain  types of gifts.  The NASD defines a "gift" to include any kind of gratuity.  Since giving or  receiving  any gifts in a business  setting may give rise to an appearance of  impropriety  or may raise a potential  conflict of interest,  we are relying on your professional  attitude  and good  judgment to ensure that our policy is  observed to the fullest  extent  possible.
The discussion below is designed to assist you in this regard.

         Questions  regarding  the  appropriateness  of  any  gift  should  be  directed  to  the  Legal/Compliance
Department.

1. Gifts Given By Associates

         Under  applicable  NASD rules,  an associate may not give any gift with a value in excess of $100 per year to any person  associated  with a  securities  or  financial  organization,  including  exchanges,  broker-dealers, commodity firms,  the news media, or clients of the firm.  Please note,  however,  that the firm may not take a tax deduction for any gift with a value exceeding $25.

         This  memorandum  is not intended to  authorize  any  associate to give a gift to a vendor --  appropriate supervisory approval must be obtained before giving any gifts.

2. Gifts Accepted By Associates

         On  occasion,  because of their  position  within the firm,  associates  may be  offered,  or may  receive without  notice,  gifts from  vendors.  Associates  may not accept any gift or form of  entertainment  from vendors
(e.g.,  tickets to the theater or a sporting  event where the vendor does not accompany the  associate)  other than gifts of nominal  value,  which the NASD defines as under $100 in total from any vendor in any year  (managers may, if they  deem it  appropriate  for  their  department,  adopt a lower  dollar  ceiling).  Any gift  accepted  by an associate must be reported to the firm,  subject to certain  exceptions  (see heading 4 below).  In addition,  note that our gift policy  does not apply to normal and  customary  business  entertainment  or to  personal  gifts (see heading 3 below).

         Associates may not accept a gift of cash or a cash equivalent  (e.g.,  gift  certificates)  in any amount, and under no circumstances may an associate solicit a gift from a vendor.

         Associates  may wish to have  gifts  from  vendors  donated  to  charity,  particularly  where it might be awkward or  impolite  for an  associate  to decline a gift not  permitted  by our  policy.  In such case,  the gift should be forwarded  to Legal,  who will arrange for it to be donated to charity.  Similarly,  associates  may wish to  suggest to vendors  that,  in lieu of an annual  gift,  the  vendors  make a  donation  to  charity.  In either situation  discussed in this  paragraph,  an associate would not need to report the gift to the firm (see heading 4 below).

3. Exclusion for Business Entertainment/Personal Gifts

         Our gift policy does not apply to normal and  customary  business  meals and  entertainment  with vendors.
For  example,  if an  associate  has a  business  meal and  attends a  sporting  event or show with a vendor,  that activity  would not be  subject to our gift  policy,  provided  the vendor is  present.  If, on the other  hand,  a vendor gives an associate  tickets to a sporting event and the associate  attends the event without the vendor also being  present,  the tickets  would be subject to the dollar  limitation  and  reporting  requirements  of our gift policy.  Under no circumstances may associates accept business  entertainment  that is extraordinary or extravagant in nature.

         In  addition,  our gift policy  does not apply to usual and  customary  gifts  given to or  received  from vendors  based on a personal  relationship  (e.g.,  gifts  between an associate  and a vendor where the vendor is a family member or personal friend).

4. Reporting

         The NASD  requires  gifts to be  reported  to the firm.  Except as noted  below,  associates  must  report annually all gifts given to or accepted from vendors  (Legal will  distribute  the  appropriate  reporting  form to associates).

         Associates are not required to report the following:  (i) usual and customary  promotional  items given to or received from vendors (e.g.,  hats,  pens,  T-shirts,  and similar items marked with a firm's logo),  (ii) items donated to charity  through  Legal,  or (iii) food items consumed on the firm's  premises  (e.g.,  candy,  popcorn, etc.).


January 1, 1999


                                                                                                         Appendix 9

                                       INSIDER TRADING POLICY AND PROCEDURES
                                  DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A.       Policy Statement.

         1.       Introduction.  Strong Capital  Management,  Inc.,  Strong  Investments,  Inc.,  Heritage  Reserve
Development  Corporation,  Flint  Prairie,  L. L. C. and such  other  companies  which  adopt  these  Policies  and
Procedures  (all of the  foregoing  entities  are  collectively  referred to herein as  "Strong")  seek to foster a reputation  for integrity and  professionalism.  That  reputation is a vital  business  asset.  The  confidence and trust  placed in Strong by clients is  something  we should  value and  endeavor to protect.  To further that goal, the Policy Statement  implements  procedures to deter the misuse of material,  nonpublic  information in securities transactions.

         2.       Prohibitions.  Accordingly,  associates  are  prohibited  from trading,  either  personally or on behalf of others  (including  advisory  clients),  on material,  nonpublic  information or communicating  material, nonpublic  information  to others in  violation  of the law.  This  conduct is  frequently  referred to as "insider trading."  This policy  applies to every  associate  and extends to  activities  within and outside their duties at
Strong.  Any questions regarding this policy should be referred to the Compliance Department.

         3.       General  Sanctions.  Trading  securities while in possession of material,  nonpublic  information or improperly  communicating that information to others may expose you to stringent  penalties.  Criminal sanctions may include a fine of up to $1,000,000  and/or ten years  imprisonment.  The SEC can recover the profits  gained or losses  avoided  through the violative  trading,  a penalty of up to three times the illicit  windfall and an order permanently  barring you from the securities  industry.  Finally,  you may be sued by investors  seeking to recover damages for insider trading violations.

         4.       Insider  Trading  Defined.  The term "insider  trading" is not defined in the federal  securities laws,  but  generally  is used to refer  to the use of  material,  nonpublic  information  to  trade in  securities
(whether or not one is an "insider") or to  communications  of material,  nonpublic  information  to others.  While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

                  a.       trading by an insider, while in possession of material, nonpublic information;

                  b.       trading by a  non-insider,  while in  possession  of  material,  nonpublic  information, where the  information  either was disclosed to the  non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

                  c.       recommending  the purchase or sale of  securities  on the basis of  material,  nonpublic information;

                  d.       communicating material, nonpublic information to others; or

                  e.       providing  substantial  assistance  to  someone  who is  engaged  in  any  of the  above activities.

         The elements of insider  trading and the  penalties for such unlawful  conduct are  described  below.  Any associate who, after  reviewing  these Policies and Procedures has any question  regarding  insider  trading should consult with the Compliance  Department.  Often,  a single  question can forestall  disciplinary  action or complex legal problems.

         5.       Tender Offers.  Tender offers  represent a particular  concern in the law of insider  trading for two reasons.  First,  tender  offer  activity  often  produces  extraordinary  gyrations in the price of the target company's  securities.  Trading  during  this time  period is more  likely to  attract  regulatory  attention  (and produces a  disproportionate  percentage  of  insider  trading  cases).  Second,  the SEC has  adopted a rule which expressly forbids trading and "tipping" while in possession of material,  nonpublic  information regarding a tender offer  received  from the tender  offeror,  the target  company  or anyone  acting on behalf of either.  Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         6.       Contact the Compliance  Department.  To protect  yourself,  our clients,  and Strong,  you should contact the  Compliance  Department  immediately  if you believe  that you may have  received  material,  nonpublic information.

B.       Procedures  Designed  to  Detect  and  Prevent  Insider  Trading.   The  following  procedures  have  been
established  to aid Strong  and all  associates  in  avoiding  insider  trading,  and to aid Strong in  preventing, detecting,  and imposing  sanctions  against insider trading.  Every associate must follow these procedures or risk serious  sanctions,  including  dismissal,  substantial  personal liability and criminal  penalties.  Any questions about these procedures should be directed to the Compliance Department.

         1.       Initial  Questions.  Before  trading in the  Securities of a company about which an associate may have potential  inside  information,  an associate,  whether  trading for himself or herself or others,  should ask himself or herself the following questions:

                  a.       Is the  Information  Material?  Is this  information  that an  investor  would  consider important  in making  his or her  investment  decisions?  Is this  information  that  would  substantially affect the market price of the securities if generally disclosed?

                  b.       Is the  Information  Nonpublic?  To whom has this  information  been  provided?  Has the information  been  effectively  communicated to the market place by being published in Reuters,  The Wall
         Street Journal or other publications of general circulation?

         2.       Material  and  Nonpublic  Information.  If,  after  consideration  of the  above,  any  associate believes  that the  information  is material  and  nonpublic,  or if an associate  has  questions as to whether the information is material and nonpublic, he or she should take the following steps:

                  a.       Report the matter immediately to the Compliance Department.

                  b.       Do not purchase or sell the Securities  either on the  associate's  own behalf or on the behalf of others.

                  c.       Do not communicate the information to anyone, other than to the Compliance Department.

                  d.       After  the  Compliance  Department  has  reviewed  the  issue,  the  associate  will  be instructed to continue the prohibitions  against trading and  communication,  or he or she will be allowed to trade and communicate the information.

         3.       Confidentiality.  Information  in an  associate's  possession  that is identified as material and nonpublic may not be communicated to anyone,  include persons within Strong,  except as otherwise  provided herein.
In addition,  care should be taken so that such  information is secure.  For example,  files  containing  material, nonpublic  information  should be sealed,  access to computer  files  containing  material,  nonpublic  information should be restricted and conversations  containing such information,  if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

         4.       Assistance  of the  Compliance  Department.  If,  after  consideration  of the items set forth in
Section B.2.,  doubt remains as to whether  information  is material or  nonpublic,  or if there is any  unresolved question as to the  applicability  or  interpretation  of the foregoing  procedures,  or as to the propriety of any action,  it must be discussed with the Compliance  Department  before trading or  communicating  the information to anyone.

         5.       Reporting  Requirement.  In  accordance  with  Strong's  Code of  Ethics,  every  associate  must arrange for the Compliance Department to receive directly from the broker,  dealer, or bank in question,  duplicate copies of each  confirmation for each Securities  Transaction and periodic  statement for each brokerage account in which such associate has a beneficial interest.

C.       Insider Trading Explanations.

         1.       Who is an Insider?  The  concept of  "insider"  is broad.  It includes  officers,  directors  and associates  of a company.  In addition,  a person can be a  "temporary  insider" if he or she enters into a special confidential  relationship  in the conduct of a company's  affairs and as a result is given  access to  information solely for the  company's  purposes.  A temporary  insider  can  include,  among  others,  a  company's  attorneys, accountants,  consultants,  bank lending  officers and the associates of such  organizations.  In addition,  Strong may become a  temporary  insider.  According  to the United  States  Supreme  Court,  the  company  must expect the outsider to keep the disclosed nonpublic  information  confidential,  and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2.       What is  Material  Information?  Trading  on  inside  information  is not a basis  for  liability unless the  information is material.  "Material  information"  generally is defined as information  for which there is a  substantial  likelihood  that a  reasonable  investor  would  consider  it  important  in  making  his or her investment  decisions,  or information  that is reasonably  certain to have a substantial  effect on the price of a company's  securities.  It need not be  important  that it would have  changed  the  investor's  decision to buy or sell. No simple  "bright line" test exists to determine when  information  is material;  assessments of materiality involve  a  highly  fact-specific  inquiry.  For  this  reason,  you  should  direct  any  question  about  whether information is material to the Compliance Department.

                  Material  information  often  relates  to a  company's  results  and  operations  including,  for example,  dividend  changes,  earnings results,  changes in previously  released  earnings  estimates,  significant
merger  or  acquisition  proposals  or  agreements,  major  litigation,   liquidation  problems  and  extraordinary
management developments.

                  Material  information  also may  relate to the  market for a  company's  securities.  Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

                  Material  information  does  not  have  to  relate  to a  company's  business.  For  example,  in
Carpenter  v. U.S.,  108 U.S.  316  (1987),  the  United  States  Supreme  Court  considered  as  material  certain information  about the contents of a forthcoming  newspaper  column that was expected to affect the market price of a security.  In that case, a Wall Street  Journal  reporter was found  criminally  liable for  disclosing to others the dates that reports on various  companies  would  appear in The Wall Street  Journal and whether  those  reports would be favorable or unfavorable.

         3.       What  is  Nonpublic  Information?   Information  is  nonpublic  until  it  has  been  effectively disseminated  broadly to  investors  in the market  place.  One must be able to point to some fact to show that the information is generally  public.  For example,  information  found in a report filed with the SEC, or appearing in
Dow Jones,  Reuters Economic Services,  The Wall Street Journal, or other publications of general circulation would be considered public.

         4.       What  are  the  Penalties  for  Insider  Trading?  Penalties  for  trading  on  or  communicating material,  nonpublic  information  are severe,  both for  individuals  involved in such unlawful  conduct and their employers.  A person  can be subject to some or all of the  penalties  below even if he or she does not  personally benefit from the violation.  Penalties  include:  (a) civil  injunctions;  (b) treble damages;  (c) disgorgement of profits;  (d) jail sentences;  (e) fines for the person who committed the violation of up to three times the profit gained or loss  avoided,  whether or not the person  actually  benefited;  and (f) fines for the  employer or other controlling  person of up to the  greater of  $1,000,000  or three  times the  amount of the profit  gained or loss avoided.

                  In addition to the  foregoing,  any violation of this Policy with Respect to Insider  Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.


January 1, 1999


                                                                                                        Appendix 10

                                       ELECTRONIC TRADING AUTHORIZATION FORM


Authorization has been granted to _______________________________________ ("Access Person")

to open an Electronic Trading Account1 at ________________________________ ("Brokerage Firm").

As a condition of approval,  the Access  Person agrees to the following  requirements,  relating to all  Securities
Transactions:

1.       All Securities  Transactions as defined in the Code of Ethics,  except those specifically  exempt, must be precleared by the Compliance Department;

2.       All  Securities  Transactions  will be placed and  executed by the close of the same  trading day that the authorization  is granted,  otherwise the  authorization  will expire.  This includes Limit Orders.  There will be no open "until filled" orders;

3.       The Access Person will provide the Compliance  Department with  documentation  from the Internet Site that shows when the order was placed and executed.

4.       The Access  Person will arrange for the  Compliance  Department to receive  directly  from the  Electronic
         Trading  Firm,  duplicate  copies  of each  confirmation  for each  Securities  Transaction  and  periodic statements for each brokerage  account in which the Access Person has a Beneficial  Interest.  The Access
         Person may not place trades on his or her own behalf until these arrangements have been made.

5.       The Access Person will comply with the Code of Ethics in all other respects.


I hereby agree to the terms and conditions  stated above.  Any abuse of this  privilege may result in  disciplinary action by the firm.


_______________________________________________               __________________________
Access Person              _________________                  _________Date



                                                   AUTHORIZATION


_______________________________________________               ____________________________________
 Director of Compliance (or designee)_______                  _________Date_____


                                                                                                        Appendix 11


TO:               ALL ACCESS PERSONS________                  __________________

FROM:    Director of Compliance

Subject: Social Security Number/Tax ID Information

Strong's Code of Ethics  requires the Compliance  Department to monitor the personal  investing  activity of Access
Persons,  including  investments  in mutual funds.  To assist in this,  we ask that you please  provide your Social
Security  Number,  as well as the SSN of each  member of your  "Immediate  Family".  In  addition,  please list all accounts in which you may have a "Beneficial Interest".

(Please refer to your copy of the Code of Ethics for a definition of the underlined words.)

Please  complete  this form return it to the Director of Compliance  at your  earliest  convenience.  Thank you for your cooperation.


________________________________________________________________________
(Print Name)               _________________                  _________(SSN/TIN)


________________________________________________________________________
(Print Name)               _________________                  _________(SSN/TIN)


________________________________________________________________________
(Print Name)               _________________                  _________(SSN/TIN)


________________________________________________________________________
(Print Name)               _________________                  _________(SSN/TIN)


________________________________________________________________________
(Print Name)               _________________                  _________(SSN/TIN)


________________________________________________________________________
(Print Name)               _________________                  _________(SSN/TIN)




--------
                                  1 Capitalized words are defined in Appendix 1.
        1 All definitions used in this questionnaire have the same meaning as those in the Code of Ethics.
2 Non-Access Persons and Independent Fund Directors of the Strong Funds must complete a separate questionnaire.
3 Security, as defined, does not include open-end investment companies, including the Strong Funds.
4 Please contact Kelly Zeroth if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.
5 Associates  are not  required to report the  following:  (i) usual and  customary  promotional  items given to or received  from vendors,  (ii) items  donated to charity  (through  Legal),  or (iii) food items  consumed on the premises.  Entertainment - i.e., a meal or activity with the vendor present - does not have to be reported.
6 Per Section III.F. of the Code of Ethics,  no Access Person,  other than an Independent Fund Director,  may serve on the board of directors of a publicly held company.
1 Electronic Trading Account includes brokerage accounts where Securities Transactions are placed electronically via the Internet or the telephone.
